TAX ADJUSTMENT FROM DEFAULTED SECURITIES - 2007


Security/Fund     Cusip          Par          Coupon          Maturity

UAL
SB3B          909286AD8     117,826          9.210          01/21/2017
SB3B          909317AG4     236,236          9.560          10/19/2018


                                    Error Correction
                                 Income     Discount     Premium
 Security/Fund     Cusip

SB3B          909286AD8
SB3B          909317AG4

                                   Daily Accrual

Security/Fund     Cusip          Income          Discount     Premium

SB3B          909286AD8          29.73          2.06          0.00
SB3B          909317AG4          61.87          3.14          0.00



Security/Fund     Cusip          Total Daily Accrual

SB3B               909286AD8     31.79
SB3B               909317AG4     65.01



Security/Fund     Cusip      2007 Accrual     Gain Adj.
                             Add-Back         Due to Sale
                                              ST     LT

SB3B          909286AD8     10,831                   <4,823>
SB3B          909317AG4     22,696                   <19,971>

Total                        33,527                  <24,794>